UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

CAREER EDUCATION CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

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Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

[The following materials were sent to Career Education Corporation’s (“CEC”) employee stockholders by John M. Larson, Chairman, President and Chief Executive Officer of CEC, on or about May 17, 2005.]

To:	Fellow CEC Employee Stockholders
From:	John M. Larson
Date:	May 17, 2005
Re:	Mailing of Proxy Cards

As our 2005 CEC Annual Meeting of Stockholders approaches this Friday, we have made additional arrangements for you to mail in your proxy cards, if you have not done so already.

Mailing arrangements for CEC Corporate Employee Stockholders

If you have not already mailed in your proxy card, we have arranged for special overnight shipments to our proxy firm.  Simply return your proxy IN A SEALED ENVELOPE to Jan Wilson (ext. 2001) on the 5th floor.  She sits directly across from Karen King in the southwest corner of the building.

Proxy cards must be turned in no later than 5 p.m. Thursday evening for special shipping.

If you are an employee stockholder, but have still not received your BLUE proxy card or CEC’s proxy statement, you can obtain copies of these materials through Jan Wilson.

Mailing arrangements for CEC School Employee Stockholders

If you have not already mailed in your proxy card, we have arranged for special overnight shipments to our proxy firm.  Simply return your proxy IN A SEALED ENVELOPE to your President’s office.  Your President’s office will then mail your proxy card to our proxy firm at the following address:

ADP Proxy Services

Attn: Damian Rodriguez

Edgewood, NY  11717

Proxy cards must be turned in no later than 5 p.m. Thursday evening for special shipping

If you are an employee stockholder, but have still not received your BLUE proxy card or CEC’s proxy statement, you can obtain copies of these materials free of charge through our proxy solicitor, MacKenzie Partners, Inc., by calling 1-800-322-2885.

Voting on the day of the Annual Meeting

If you have not mailed your BLUE proxy card by Friday, May 20, and would still like to vote your proxy card on the day of the Annual Meeting, you have two options.  You can either fax your proxy card to Automatic Data Processing (ADP) at 631-254-7693, or you can bring your proxy card to the Annual Meeting in person.  There will be a registration table at the Annual Meeting where remaining proxy cards will be collected.

CEC Voting

On behalf of CEC’s Board of Directors, I ask that you please fill out and return their BLUE PROXY CARD.  In doing so, we ask that you please:

•                  Vote FOR all three of our nominees to our Board of Directors;

•                  Vote FOR the ratification of the appointment of Ernst & Young LLP as our independent auditors; and

•                  By voting for the two items above, grant your authority to vote AGAINST the stockholder proposals that may be presented at the Annual Meeting.

Should you have any questions regarding your proxy, please do not hesitate to contact our proxy solicitor, MacKenzie Partners, Inc., at 1-800-322-2885.  I also encourage you to read additional background on CEC’s proxy vote at www.careered.com.